Exhibit 10.2
AMENDMENT

Gap Inc. and Stefan Larsson entered into an employment agreement (“Agreement”) dated April 26, 2012. That Agreement is hereby amended to replace the paragraph on page 1 entitled, “Start Date” with the following:

Start Date. Your first day with Gap Inc. (“Start Date”) will be October 1, 2012.

All other provisions of the Agreement will remain in effect.

Agreed:

/s/ Eva Sage-Gavin	9/17/2012
Eva Sage-Gavin	Date
Executive Vice President,
Global Human Resources & Corporate Affairs
Gap Inc.

/s/ Stefan Larsson	9/12/2012
Stefan Larsson	Date